Exhibit 99.1

Fifth Third Announces First Quarter 2020 Results

Reported diluted earnings per share of $0.04

Reported results included a negative $0.64 impact from certain items on page 2, including $0.09 from notable items,

and $0.55 from provision in excess of net charge-offs

Key Financial Data $ millions for all balance sheet and income statement items
	1Q20	4Q19	1Q19
Income Statement Data
Net income available to common shareholders	$29	$701	$760
Net interest income (U.S. GAAP)	1,229	1,228	1,082
Net interest income (FTE)(a)	1,233	1,232	1,086
Noninterest income	671	1,035	1,101
Noninterest expense	1,200	1,160	1,097
Per Share Data
Earnings per share, basic	$0.04	$0.97	$1.14
Earnings per share, diluted	0.04	0.96	1.12
Book value per share	28.26	27.41	24.77
Tangible book value per share(a)	22.02	21.13	18.64
Balance Sheet & Credit Quality
Average portfolio loans and leases	$110,779	$109,787	$97,773
Average deposits	126,789	126,116	109,591
Net charge-off ratio(b)	0.44%	0.41%	0.32%
Nonperforming asset ratio(c)	0.60	0.62	0.45
Financial Ratios
Return on average assets	0.11%	1.72%	2.11%
Return on average common equity	0.6	14.2	19.6
Return on average tangible common equity(a)	1.0	18.7	23.9
CET1 capital(d)(e)	9.36	9.75	9.60
Net interest margin(a)	3.28	3.27	3.28
Efficiency(a)	63.0	51.2	50.2

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis. [1]Refers to the current expected credit losses (CECL) methodology implemented upon the Bancorp’s adoption of ASU 2016-13.

CEO Commentary

“The unprecedented nature of the environment that we are operating in today undoubtedly reprioritizes our focus to the significant and ongoing actions we are taking for our customers, our employees, and our communities. We are leveraging our balance sheet strength to help solve the spiraling economic effects of this health crisis, and we will continue to respond rapidly and do what is necessary to help mitigate the effects of the downturn. I am very proud of the way our employees have responded in extraordinary ways to support our customers and each other.

Our operating results during the first quarter were very strong given the speed and extent of the deterioration in the economic environment that we experienced in the latter part of the quarter. The results show the impact of the strength of our franchise and the strategic decisions we have made in managing our balance sheet, our interest rate risk and our liquidity risk exposures. Net interest income, net interest margin, noninterest income, and expenses all performed in-line with or better than our January guidance, with the net charge off ratio also consistent with our previous expectations.

Our allowance for credit losses now reflects both the adoption of the new CECL methodology and the impact of COVID-19. After assessing the impact of the deteriorating economic conditions and the counter impact of the unprecedented fiscal and monetary stimulus programs on our loan portfolios, we increased our reserves compared to last quarter, which includes the impact of the loan growth that we experienced during the quarter.

(continued)

Investor contact: Chris Doll (513) 534-2345 | Media contact: Ed Loyd (513) 534-6397	April 21, 2020

While we do not know the duration or severity of the crisis, we have spent the past decade strengthening our balance sheet, diversifying our revenue streams, and stress testing our firm-wide resilience under a range of conditions worse than the last crisis and more severe than the regulatory-run stress tests. During that time, we have consistently communicated our ‘through-the-cycle’ principles of disciplined client selection, conservative underwriting, and an overall balance sheet management approach focused on a long-term performance horizon. Our unwavering adherence to these principles and our balance sheet strength give us confidence as we navigate this uncertain environment.”

-Greg D. Carmichael, Chairman, President and CEO

Income Statement Highlights

($ in millions, except per share data)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,233	$1,232	$1,086	—	14%
Provision for credit losses	640	162	90	295%	611%
Noninterest income	671	1,035	1,101	(35%)	(39%)
Noninterest expense	1,200	1,160	1,097	3%	9%

Income before income taxes(a)	$64	$945	$1,000	(93%)	(94%)

Taxable equivalent adjustment	4	4	4	—	—
Applicable income tax expense	14	207	221	(93%)	(94%)

Net income	$46	$734	$775	(94%)	(94%)
Dividends on preferred stock	17	33	15	(48%)	13%

Net income available to common shareholders	$29	$701	$760	(96%)	(96%)

Earnings per share, diluted	$0.04	$0.96	$1.12	(96%)	(97%)

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2020 net income of $46 million compared to net income of $775 million in the year-ago quarter. Net income available to common shareholders was $29 million, or $0.04 per diluted share, compared to $760 million, or $1.12 per diluted share in the year-ago quarter. Prior quarter net income was $734 million and net income available to common shareholders was $701 million, or $0.96 per diluted share.

Diluted earnings per share impact of certain items - 1Q20

(after-tax impacts(f); $ in millions, except per share data)

Provision in excess of net charge-offs	($399)

Diluted earnings per share impact from provision in excess of net charge-offs	($0.55)

Unfavorable credit valuation adjustment (CVA) within other noninterest expense	($28)
Valuation of Visa total return swap within other noninterest income	($17)
Net impairment on private equity investments	($12)
Merger-related expenses	($5)

After-tax impact(f) of other notable items	($62)
Diluted earnings per share impact of other notable items	($0.09)

Diluted earnings per share impact reflect 720.363 million average diluted shares outstanding

Net Interest Income

(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Interest Income
Interest income	$1,529	$1,563	$1,437	(2%)	6%
Interest expense	296	331	351	(11%)	(16%)

Net interest income (NII)	$1,233	$1,232	$1,086	—	14%

Adjusted NII(a)	$1,217	$1,214	$1,085	—	12%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	4.07%	4.15%	4.33%	(8)	(26)
Rate paid on interest-bearing liabilities	1.09%	1.22%	1.46%	(13)	(37)

Ratios
Net interest rate spread	2.98%	2.93%	2.87%	5	11
Net interest margin (NIM)	3.28%	3.27%	3.28%	1	—
Adjusted NIM(a)	3.24%	3.22%	3.28%	2	(4)

Compared to the year-ago quarter, reported NII increased $147 million, or 14%. Excluding purchase accounting accretion of $16 million in the current quarter and $1 million in the year-ago quarter, adjusted NII increased $132 million, or 12%, reflecting an increase in interest-earning assets, including the impact from the MB Financial acquisition, partially offset by the declining-rate environment. Compared to the year-ago quarter, reported NIM remained flat, and decreased 4 bps excluding purchase accounting accretion.

Compared to the prior quarter, reported NII increased $1 million. Excluding purchase accounting accretion, adjusted NII increased $3 million, reflecting loan growth, the favorable impact of previously executed cash flow hedges, and the benefit of elevated short-term LIBOR rates on loan yields relative to funding costs, partially offset by seasonally strong securities portfolio income in the prior quarter as well as the impact of a lower day count. Compared to the prior quarter, reported NIM increased 1 bp. Excluding purchase accounting accretion, adjusted NIM increased 2 bps, reflecting the favorable impact of previously executed hedges, proactive management of deposit rates, and a lower day count, partially offset by the aforementioned securities portfolio income from the prior quarter and a 3 bps unfavorable impact from elevated cash balances.

Noninterest Income

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$148	$149	$131	(1%)	13%
Commercial banking revenue	124	127	103	(2%)	20%
Mortgage banking net revenue	120	73	56	64%	114%
Wealth and asset management revenue	134	129	112	4%	20%
Card and processing revenue	86	95	79	(9%)	9%
Leasing business revenue	73	71	32	3%	128%
Other noninterest income	7	382	569	(98%)	(99%)
Securities (losses) gains, net	(24)	10	16	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	3	(1)	3	NM	—

Total noninterest income	$671	$1,035	$1,101	(35%)	(39%)

(In the first quarter 2020, as a result of updating internal management reporting processes and to provide more detailed information, certain noninterest income disclosures were adjusted. Leasing business revenue is a new line item with revenue previously included in the Corporate banking revenue - with the remaining revenue shown as Commercial banking revenue - and Other noninterest income line items. These adjustments were retrospectively applied to prior periods presented.)

Reported noninterest income decreased $430 million, or 39%, from the year-ago quarter, and decreased $364 million, or 35%, from the prior quarter. The reported results reflect the impact of certain items in the table below, primarily from Worldpay transactions, in both the prior quarter and the year-ago quarter.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended
	March 2020	December 2019	March 2019
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$671	$1,035	$1,101
Valuation of Visa total return swap	22	44	31
Net impairment on private equity investments	15	—	—
Merger-related branch network impairment charge	—	—	13
Gain on sale of Worldpay shares	—	—	(562)
Gain recognized from Worldpay TRA transaction	—	(345)	—
GreenSky equity securities (gain)	—	—	(9)
Securities (gains) losses, net (excluding GreenSky)	24	(10)	(7)

Noninterest income excluding certain items(a)	$732	$724	$567

Compared to the year-ago quarter, noninterest income excluding the items in the preceding table increased $165 million, or 29%. Compared to the prior quarter, noninterest income excluding the items in the preceding table increased $8 million, or 1%.

Compared to the year-ago quarter, service charges on deposits increased $17 million, or 13%, driven by higher commercial deposit fees. Commercial banking revenue increased $21 million, or 20%, primarily driven by increases in financial risk management revenue and corporate bond fees, partially offset by a decrease in loan syndications revenue. Mortgage banking net revenue increased $64 million, or 114% primarily driven by an improved gain on sale margin on higher mortgage originations of $4 billion in the current quarter compared to $1.6 billion in the year-ago quarter. Wealth and asset management revenue increased $22 million, or 20%, primarily driven by higher personal asset management revenue and brokerage fees. Card and processing revenue increased by $7 million, or 9%, reflecting increases in credit and debit transaction volumes, partially offset by higher rewards. Leasing business revenue increased $41 million, or 128%, primarily reflecting the impacts from the MB Financial acquisition.

Compared to the prior quarter, service charges on deposits decreased $1 million, or 1%, due to lower consumer deposit fees, partially offset by higher commercial deposit fees. Commercial banking revenue decreased $3 million, or 2%, primarily driven by decreases in loan syndications and M&A advisory revenue, partially offset by increases in financial risk management revenue and corporate bond fees. Mortgage banking net revenue increased $47 million, or 64%, primarily driven by an improved gain on sale margin, a 6% increase in origination volumes, and the impact of the MSR valuation, net of hedges. Wealth and asset management revenue increased $5 million, or 4%, primarily driven by higher brokerage fees, partially offset by lower personal asset management revenue. Card processing revenue decreased $9 million, or 9%, reflecting decreases in credit and debit volumes in the final month of the quarter, partially offset by lower rewards. Leasing business revenue increased $2 million, or 3%, primarily driven by an increase in lease syndication fees, partially offset by a decrease in business solutions revenue.

Noninterest Expense

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$647	$576	$610	12%	6%
Net occupancy expense	82	84	75	(2%)	9%
Technology and communications	93	103	83	(10%)	12%
Equipment expense	32	33	30	(3%)	7%
Card and processing expense	31	33	31	(6%)	—
Leasing business expense	35	36	19	(3%)	84%
Marketing expense	31	44	36	(30%)	(14%)
Intangible amortization expense	13	14	3	(7%)	NM
Other noninterest expense	236	237	210	—	12%

Total noninterest expense	$1,200	$1,160	$1,097	3%	9%

(In the first quarter 2020, as a result of updating internal management reporting processes and to provide more detailed information, certain noninterest expense disclosures were adjusted. Leasing business expense and Marketing expense are new line items shown reflecting expenses previously included in the Other noninterest expense line item. These adjustments were retrospectively applied to prior periods presented.)

Impacts of Merger-Related Expenses

($ in millions)	For the Three Months Ended
	March 2020	December 2019	March 2019
Merger-Related Expenses
Compensation and benefits	$2	$1	$35
Net occupancy expense	1	3	—
Technology and communications	3	4	11
Equipment expense	—	—	—
Card and processing expense	—	—	—
Leasing business expense	—	—	—
Marketing expense	—	—	4
Intangible amortization expense	—	—	—
Other noninterest expense	1	1	26

Total merger-related expenses	$7	$9	$76

Noninterest Expense excluding Merger-Related Expenses(a)

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Noninterest Expense excluding Merger-Related Expenses
Compensation and benefits	$645	$575	$575	12%	12%
Net occupancy expense	81	81	75	—	8%
Technology and communications	90	99	72	(9%)	25%
Equipment expense	32	33	30	(3%)	7%
Card and processing expense	31	33	31	(6%)	—
Leasing business expense	35	36	19	(3%)	84%
Marketing expense	31	44	32	(30%)	(3%)
Intangible amortization expense	13	14	3	(7%)	NM
Other noninterest expense	235	236	184	—	28%

Total noninterest expense excluding merger-related expenses	$1,193	$1,151	$1,021	4%	17%

Compared to the year-ago quarter, reported noninterest expense increased $103 million, or 9%. Excluding the merger-related expenses, intangible amortization expense, and an unfavorable CVA within other noninterest expense of $36 million in the current quarter, noninterest expense increased $126 million, or 12%, reflecting the operating expenses resulting from the MB Financial acquisition as well as continued technology investments.

Compared to the prior quarter, reported noninterest expense increased $40 million, or 3%. Excluding the aforementioned merger-related expenses, intangible amortization expense, unfavorable CVA, and a $20 million contribution to the Fifth Third Foundation (included in other noninterest expense) in the prior quarter, noninterest expense increased $27 million, or 2%, as seasonally higher compensation and benefits as well as $3 million in special payments to employees providing essential banking services through the COVID-19 pandemic were partially offset by lower marketing and technology expenses.

Average Interest-Earning Assets

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,586	$50,938	$46,011	1%	12%
Commercial mortgage loans	11,019	10,831	7,414	2%	49%
Commercial construction loans	5,132	5,334	4,838	(4%)	6%
Commercial leases	3,201	3,384	3,555	(5%)	(10%)

Total commercial loans and leases	$70,938	$70,487	$61,818	1%	15%
Consumer loans:
Residential mortgage loans	$16,732	$16,697	$15,624	—	7%
Home equity	6,006	6,147	6,355	(2%)	(5%)
Indirect secured consumer loans	11,809	11,281	9,176	5%	29%
Credit card	2,498	2,496	2,396	—	4%
Other consumer loans	2,796	2,679	2,404	4%	16%

Total consumer loans	$39,841	$39,300	$35,955	1%	11%

Total average portfolio loans and leases	$110,779	$109,787	$97,773	1%	13%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$108	$43	$62	151%	74%
Consumer loans held for sale	1,293	1,156	527	12%	145%

Total average loans and leases held for sale	$1,401	$1,199	$589	17%	138%
Securities and other short-term investments	$39,033	$38,326	$36,101	2%	8%

Total average interest-earning assets	$151,213	$149,312	$134,463	1%	12%

Compared to the year-ago quarter, total average portfolio loans and leases increased 13%, reflecting the impact of the MB Financial acquisition. Average commercial portfolio loans and leases increased 15%, reflecting the impact of MB Financial as well as higher commercial and industrial (C&I) and commercial mortgage loans, partially offset by a decline in commercial leases. Average consumer portfolio loans increased 11%, reflecting growth in indirect secured consumer loans (predominantly indirect automobile) as well as the impact of MB Financial.

Compared to the prior quarter, total average portfolio loans and leases increased 1%, as higher C&I loans and indirect secured consumer loans were partially offset by lower commercial construction loans and commercial leases. Average commercial portfolio loans and leases increased 1%, reflecting elevated C&I line draws near the end of the quarter and growth in commercial mortgage loans, partially offset by lower commercial construction loans and commercial leases. Average consumer portfolio loans increased 1%, reflecting growth in indirect secured consumer loans (predominantly indirect automobile) and other consumer loans, partially offset by a decline in home equity loans.

Total period end commercial loans and leases of $78 billion increased $6 billion, or 9%, from the year-ago quarter and increased $8 billion, or 11%, from the prior quarter, primarily due to the aforementioned C&I line draw activity. Period end commercial revolving line utilization was 47%, compared to 38% in the year-ago quarter and 36% in the prior quarter, reflecting line draw activity at the end of the quarter predominantly from corporate banking clients.

Average available-for-sale debt and other securities of $35.1 billion increased 5% compared to the year-ago quarter and decreased 1% compared to the prior quarter. Average other short-term investments (which includes interest-bearing cash) of $2.9 billion increased 65% compared to the year-ago quarter and increased 44% compared to the prior quarter.

Average Deposits

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Average Deposits
Demand	$35,765	$35,710	$30,557	—	17%
Interest checking	40,298	38,628	33,697	4%	20%
Savings	14,715	14,274	13,052	3%	13%
Money market	27,109	27,429	23,133	(1%)	17%
Foreign office(g)	209	244	208	(14%)	—

Total transaction deposits	$118,096	$116,285	$100,647	2%	17%
Other time	5,081	5,507	4,860	(8%)	5%

Total core deposits	$123,177	$121,792	$105,507	1%	17%
Certificates - $100,000 and over	3,355	4,072	3,358	(18%)	—
Other deposits	257	252	726	2%	(65%)

Total average deposits	$126,789	$126,116	$109,591	1%	16%

Compared to the year-ago quarter, average core deposits increased 17%, reflecting the impact of the MB Financial acquisition. Average core deposit growth was primarily driven by an increase in interest checking, demand, and money market deposits. Average commercial transaction deposits increased 25% and average consumer transaction deposits increased 11%.

Compared to the prior quarter, average core deposits increased 1%, primarily driven by an increase in interest checking and savings deposits. Average demand deposits represented 29% of total core deposits in both the current and prior quarter. Average commercial transaction deposits increased 1%, and average consumer transaction deposits increased 2%.

Period end total transaction deposits of $128 billion increased $9 billion, or 8%, compared to the prior quarter. Performance was primarily driven by commercial transaction growth of $8 billion, or 14%, partially reflecting deposits from the aforementioned C&I line draw activity near the end of the quarter.

Average Wholesale Funding

($ in millions)	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$3,355	$4,072	$3,358	(18%)	—
Other deposits	257	252	726	2%	(65%)
Federal funds purchased	654	1,174	2,019	(44%)	(68%)
Other short-term borrowings	1,750	1,133	646	54%	171%
Long-term debt	15,816	14,860	15,438	6%	2%

Total average wholesale funding	$21,832	$21,491	$22,187	2%	(2%)

Compared to the year-ago quarter, average wholesale funding decreased 2% primarily driven by a decrease in federal funds borrowings, partially offset by an increase in other short-term borrowings. Compared to the prior quarter, average wholesale funding increased 2% primarily driven by debt issuances of $1.25 billion during the quarter and an increase in other short-term borrowings, partially offset by decreases in jumbo CD balances and federal funds borrowings.

Credit Quality Summary

($ in millions)	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Total nonaccrual portfolio loans and leases (NPLs)	$647	$618	$482	$521	$450
Repossessed property	10	10	9	8	11
OREO	52	52	28	31	37

Total nonperforming portfolio loans and leases and OREO (NPAs)	$709	$680	$519	$560	$498

NPL ratio(h)	0.55%	0.56%	0.44%	0.48%	0.41%
NPA ratio(c)	0.60%	0.62%	0.47%	0.51%	0.45%

Total loans and leases 30-89 days past due (accrual)	409	364	402	383	322
Total loans and leases 90 days past due (accrual)	151	130	132	128	132

Allowance for loan and lease losses, beginning	$1,202	$1,143	$1,115	$1,115	$1,103
Impact of CECL adoption	643	—	—	—	—
Total net losses charged-off	(122)	(113)	(99)	(78)	(77)
Provision for loan and lease losses	625	172	127	78	89

Allowance for loan and lease losses, ending	$2,348	$1,202	$1,143	$1,115	$1,115

Reserve for unfunded commitments, beginning	$144	$154	$147	$133	$131
Impact of CECL adoption	10	—	—	—	—
Reserve for acquired commitments	—	—	—	7	1
Provision for (benefit from) the reserve for unfunded commitments	15	(10)	7	7	1

Reserve for unfunded commitments, ending	$169	$144	$154	$147	$133

Total allowance for credit losses	$2,517	$1,346	$1,297	$1,262	$1,248

Allowance for loan and lease losses ratios:
As a percent of portfolio loans and leases	1.99%	1.10%	1.04%	1.02%	1.02%
As a percent of nonperforming portfolio loans and leases	363%	194%	237%	214%	248%
As a percent of nonperforming portfolio assets	331%	177%	221%	199%	224%

Allowance for credit losses as a percent of portfolio loans and leases	2.13%	1.23%	1.19%	1.15%	1.14%

Total losses charged-off	$(159)	$(152)	$(130)	$(119)	$(108)
Total recoveries of losses previously charged-off	37	39	31	41	31

Total net losses charged-off	$(122)	$(113)	$(99)	$(78)	$(77)

Net charge-off ratio (NCO ratio)(b)	0.44%	0.41%	0.36%	0.29%	0.32%
Commercial NCO ratio	0.32%	0.20%	0.18%	0.13%	0.11%
Consumer NCO ratio	0.66%	0.78%	0.68%	0.59%	0.68%

Nonperforming portfolio loans and leases were $647 million in the current quarter, with the resulting NPL ratio of 0.55%. Compared to the year-ago quarter, NPLs increased $197 million with the NPL ratio increasing 14 bps. Compared to the prior quarter, NPLs increased $29 million with the NPL ratio decreasing 1 bp.

Nonperforming portfolio assets were $709 million in the current quarter, with the resulting NPA ratio of 0.60%. Compared to the year-ago quarter, NPAs increased $211 million with the NPA ratio increasing 15 bps. Compared to the prior quarter, NPAs increased $29 million with the NPA ratio decreasing 2 bps.

The provision for loan and lease losses totaled $625 million in the current quarter. The allowance for loan and lease losses ratio represented 1.99% of total portfolio loans and leases in the current quarter, compared with 1.02% in the year-ago quarter and 1.10% in the prior quarter. In the current quarter, the allowance for loan and lease losses represented 363% of nonperforming portfolio loans and leases and 331% of nonperforming portfolio assets. The allowance for credit losses ratio represented 2.13% of total portfolio loans and leases in the current quarter, reflecting the impacts of the CECL adoption and COVID-19.

Net charge-offs were $122 million in the current quarter, with the resulting NCO ratio of 0.44%. Compared to the year-ago quarter, net charge-offs increased $45 million and the NCO ratio increased 12 bps. Compared to the prior quarter, net charge-offs increased $9 million and the NCO ratio increased 3 bps.

In response to the COVID-19 pandemic, beginning in March 2020 Fifth Third began providing financial hardship relief in the form of payment deferrals and forbearances to consumer and business customers across a wide array of lending products, as well as the suspension of vehicle repossessions and home foreclosures. The payment deferrals and forbearances are currently expected to cover periods of three to six months. In most cases, these offers are not classified as troubled debt restructurings (TDRs) and do not result in loans being placed on nonaccrual status. However, for the residential mortgage loan portfolio, the forbearance program is expected to result in increases in loans reported as past due.

Capital Position

	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	12.63%	12.58%	12.43%	12.02%	11.43%
Tangible equity(a)	8.41%	9.52%	9.29%	9.09%	9.03%
Tangible common equity (excluding AOCI)(a)	7.41%	8.44%	8.21%	8.27%	8.21%
Tangible common equity (including AOCI)(a)	8.65%	9.08%	9.09%	8.91%	8.44%

Regulatory Capital Ratios(e)
CET1 capital(d)	9.36%	9.75%	9.56%	9.57%	9.60%
Tier I risk-based capital(d)	10.56%	10.99%	10.81%	10.62%	10.67%
Total risk-based capital(d)	13.59%	13.84%	13.68%	13.53%	13.57%
Tier I leverage	9.37%	9.54%	9.36%	9.24%	10.32%

Capital ratios remained strong during the quarter. The CET1 capital ratio was 9.36%, the tangible common equity to tangible assets ratio was 7.41% excluding AOCI, and 8.65% including AOCI. The Tier I risk-based capital ratio was 10.56%, the Total risk-based capital ratio was 13.59%, and the Tier I leverage ratio was 9.37%.

Fifth Third’s regulatory capital ratio estimates for the first quarter of 2020 reflect the ‘five-year transition’ from the banking agencies’ interim final rule announced on March 27, 2020. This five-year transition election allows banking organizations to defer certain effects of the CECL accounting standard on their regulatory capital. Specifically, this interim final rule allows for 25% of the cumulative increase in allowance since the adoption of CECL and 100% of the day-one impact of CECL adoption to be deferred for a two-year period. This two-year period will be followed by a three-year transition period to phase-in the impact of the deferred amounts on regulatory capital. As a result of the transition election, the increase in credit reserves negatively impacted the current quarter CET1 capital ratio approximately 18 bps.

Tax Rate

The effective tax rate was 22.6% compared with 22.2% in the year-ago quarter and 22.0% in the prior quarter.

Other

The Bancorp adopted ASU 2016-13, Measurement of Credit Losses on Financial Instruments (commonly referred to as Current Expected Credit Losses, or CECL), on January 1, 2020. Upon adoption, the Bancorp recorded an increase to reserves of $653 million. The impact of the cumulative effect of the change was a $472 million decrease to equity.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately May 4, 2020, by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 4109509#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio, and the indirect parent company of Fifth Third Bank, National Association, a federally chartered institution. As of March 31, 2020, the Company had $185 billion in assets and operates 1,123 full-service Banking Centers, and 2,464 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 53,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2020, had $374 billion in assets under care, of which it managed $42 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)	Net losses charged-off as a percent of average portfolio loans and leases.
(c)	Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(e)	Current period regulatory capital ratios are estimated.
(f)	Assumes a 23% tax rate.
(g)	Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)	Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) risks relating to Fifth Third’s ability to realize the anticipated benefits of the merger with MB Financial, Inc.; (36) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (37) potential dilution from future acquisitions; (38) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (39) results of investments or acquired entities; (40) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (41) inaccuracies or other failures from the use of models; (42) effects of critical accounting policies and judgments or the use of inaccurate estimates; (43) weather-related events, other natural disasters, or health emergencies; and (44) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for March 31, 2020

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Regulation G Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

				% / bps
	For the Three Months Ended			Change
	March	December	March
	2020	2019	2019	Seq	Yr/Yr
Income Statement Data
Net interest income	$1,229	$1,228	$1,082	—	14%
Net interest income (FTE)(a)	1,233	1,232	1,086	—	14%
Noninterest income	671	1,035	1,101	(35%)	(39%)
Total revenue (FTE)(a)	1,904	2,267	2,187	(16%)	(13%)
Provision for credit losses	640	162	90	295%	611%
Noninterest expense	1,200	1,160	1,097	3%	9%
Net income	46	734	775	(94%)	(94%)
Net income available to common shareholders	29	701	760	(96%)	(96%)

Earnings Per Share Data
Net income allocated to common shareholders	$28	$696	$752	(96%)	(96%)
Average common shares outstanding (in thousands):
Basic	713,556	715,137	661,057	( %)	8%
Diluted	720,363	724,968	670,685	(1%)	7%
Earnings per share, basic	$0.04	$0.97	$1.14	(96%)	(97%)
Earnings per share, diluted	0.04	0.96	1.12	(96%)	(97%)

Common Share Data
Cash dividends per common share	$0.27	$0.24	$0.22	13%	23%
Book value per share	28.26	27.41	24.77	3%	14%
Market price per share	14.85	30.74	25.22	(52%)	(41%)
Common shares outstanding (in thousands)	711,306	708,916	739,406	—	(4%)
Market capitalization	$10,563	$21,792	$18,648	(52%)	(43%)

Financial Ratios
Return on average assets	0.11%	1.72%	2.11%	(161)	(200)
Return on average common equity	0.6%	14.2%	19.6%	(1360)	(1900)
Return on average tangible common equity(a)	1.0%	18.7%	23.9%	(1770)	(2290)
Noninterest income as a percent of total revenue(a)	35%	46%	50%	(1100)	(1500)
Dividend payout	675.0%	24.7%	19.3%	65030	65570
Average total Bancorp shareholders’ equity as a percent of average assets	12.63%	12.58%	11.43%	5	120
Tangible common equity(a)	7.41%	8.44%	8.21%	(103)	(80)
Net interest margin (FTE)(a)	3.28%	3.27%	3.28%	1	—
Efficiency (FTE)(a)	63.0%	51.2%	50.2%	1180	1280
Effective tax rate	22.6%	22.0%	22.2%	60	40

Credit Quality
Net losses charged-off	$122	$113	$77	8%	58%
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.41%	0.32%	3	12
ALLL as a percent of portfolio loans and leases	1.99%	1.10%	1.02%	89	97
Allowance for credit losses as a percent of portfolio loans and leases(g)	2.13%	1.23%	1.14%	90	99
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.60%	0.62%	0.45%	(2)	15

Average Balances
Loans and leases, including held for sale	$112,180	$110,986	$98,362	1%	14%
Securities and other short-term investments	39,033	38,326	36,101	2%	8%
Assets	171,871	169,327	148,968	2%	15%
Transaction deposits(b)	118,096	116,285	100,647	2%	17%
Core deposits(c)	123,177	121,792	105,507	1%	17%
Wholesale funding(d)	21,832	21,491	22,187	2%	(2%)
Bancorp shareholders’ equity	21,713	21,304	17,025	2%	28%

Regulatory Capital Ratios(e)
CET1 capital(f)	9.36%	9.75%	9.60%	(39)	(24)
Tier I risk-based capital(f)	10.56%	10.99%	10.67%	(43)	(11)
Total risk-based capital(f)	13.59%	13.84%	13.57%	(25)	2
Tier I leverage	9.37%	9.54%	10.32%	(17)	(95)

Operations
Banking centers	1,123	1,149	1,207	(2%)	(7%)
ATMs	2,464	2,481	2,559	(1%)	(4%)
Full-time equivalent employees	20,182	19,869	20,115	2%	—

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2020	2019	2019	2019	2019
Income Statement Data
Net interest income	$1,229	$1,228	$1,242	$1,245	$1,082
Net interest income (FTE)(a)	1,233	1,232	1,246	1,250	1,086
Noninterest income	671	1,035	740	660	1,101
Total revenue (FTE)(a)	1,904	2,267	1,986	1,910	2,187
Provision for credit losses	640	162	134	85	90
Noninterest expense	1,200	1,160	1,159	1,243	1,097
Net income	46	734	549	453	775
Net income available to common shareholders	29	701	530	427	760

Earnings Per Share Data
Net income allocated to common shareholders	$28	$696	$526	$423	$752
Average common shares outstanding (in thousands):
Basic	713,556	715,137	726,716	738,051	661,057
Diluted	720,363	724,968	736,086	747,750	670,685
Earnings per share, basic	$0.04	$0.97	$0.72	$0.57	$1.14
Earnings per share, diluted	0.04	0.96	0.71	0.57	1.12

Common Share Data
Cash dividends per common share	$0.27	$0.24	$0.24	$0.24	$0.22
Book value per share	28.26	27.41	27.32	26.17	24.77
Market value per share	14.85	30.74	27.38	27.90	25.22
Common shares outstanding (in thousands)	711,306	708,916	718,583	731,474	739,406
Market capitalization	$10,563	$21,792	$19,675	$20,408	$18,648

Financial Ratios
Return on average assets	0.11%	1.72%	1.28%	1.08%	2.11%
Return on average common equity	0.6%	14.2%	10.7%	9.1%	19.6%
Return on average tangible common equity(a)	1.0%	18.7%	14.2%	12.3%	23.9%
Noninterest income as a percent of total revenue(a)	35%	46%	37%	35%	50%
Dividend payout	675.0%	24.7%	33.3%	42.1%	19.3%
Average total Bancorp shareholders’ equity as a percent of average assets	12.63%	12.58%	12.43%	12.02%	11.43%
Tangible common equity(a)	7.41%	8.44%	8.21%	8.27%	8.21%
Net interest margin (FTE)(a)	3.28%	3.27%	3.32%	3.37%	3.28%
Efficiency (FTE)(a)	63.0%	51.2%	58.4%	65.1%	50.2%
Effective tax rate	22.6%	22.0%	20.2%	21.5%	22.2%

Credit Quality
Net losses charged-off	$122	$113	$99	$78	$77
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.41%	0.36%	0.29%	0.32%
ALLL as a percent of portfolio loans and leases	1.99%	1.10%	1.04%	1.02%	1.02%
Allowance for credit losses as a percent of portfolio loans and leases(g)	2.13%	1.23%	1.19%	1.15%	1.14%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.60%	0.62%	0.47%	0.51%	0.45%

Average Balances
Loans and leases, including held for sale	$112,180	$110,986	$110,666	$110,993	$98,362
Securities and other short-term investments	39,033	38,326	38,188	37,797	36,101
Assets	171,871	169,327	169,585	167,578	148,968
Transaction deposits(b)	118,096	116,285	114,541	112,847	100,647
Core deposits(c)	123,177	121,792	120,364	118,525	105,507
Wholesale funding(d)	21,832	21,491	22,492	23,633	22,187
Bancorp shareholders’ equity	21,713	21,304	21,087	20,135	17,025

Regulatory Capital Ratios(e)
CET1 capital(f)	9.36%	9.75%	9.56%	9.57%	9.60%
Tier I risk-based capital(f)	10.56%	10.99%	10.81%	10.62%	10.67%
Total risk-based capital(f)	13.59%	13.84%	13.68%	13.53%	13.57%
Tier I leverage	9.37%	9.54%	9.36%	9.24%	10.32%

Operations
Banking centers	1,123	1,149	1,143	1,207	1,207
ATMs	2,464	2,481	2,487	2,551	2,559
Full-time equivalent employees	20,182	19,869	19,478	19,758	20,115

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income(a)

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,235	$1,252	$1,143	(1%)	8%
Interest on securities	283	299	281	(5%)	1%
Interest on other short-term investments	7	8	9	(13%)	(22%)

Total interest income	1,525	1,559	1,433	(2%)	6%

Interest Expense
Interest on deposits	166	201	205	(17%)	(19%)
Interest on federal funds purchased	2	5	12	(60%)	(83%)
Interest on other short-term borrowings	6	5	6	20%	—
Interest on long-term debt	122	120	128	2%	(5%)

Total interest expense	296	331	351	(11%)	(16%)

Net Interest Income	1,229	1,228	1,082	—	14%

Provision for credit losses	640	162	90	295%	611%

Net Interest Income After Provision for Credit Losses	589	1,066	992	(45%)	(41%)

Noninterest Income
Service charges on deposits	148	149	131	(1%)	13%
Commercial banking revenue	124	127	103	(2%)	20%
Mortgage banking net revenue	120	73	56	64%	114%
Wealth and asset management revenue	134	129	112	4%	20%
Card and processing revenue	86	95	79	(9%)	9%
Leasing business revenue	73	71	32	3%	128%
Other noninterest income	7	382	569	(98%)	(99%)
Securities (losses) gains, net	(24)	10	16	NM	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	3	(1)	3	NM	—

Total noninterest income	671	1,035	1,101	(35%)	(39%)

Noninterest Expense
Compensation and benefits	647	576	610	12%	6%
Net occupancy expense	82	84	75	(2%)	9%
Technology and communications	93	103	83	(10%)	12%
Equipment expense	32	33	30	(3%)	7%
Card and processing expense	31	33	31	(6%)	—
Leasing business expense	35	36	19	(3%)	84%
Marketing expense	31	44	36	(30%)	(14%)
Other noninterest expense	249	251	213	(1%)	17%

Total noninterest expense	1,200	1,160	1,097	3%	9%

Income Before Income Taxes	60	941	996	(94%)	(94%)
Applicable income tax expense	14	207	221	(93%)	(94%)

Net Income	46	734	775	(94%)	(94%)
Dividends on preferred stock	17	33	15	(48%)	13%

Net Income Available to Common Shareholders	$29	$701	$760	(96%)	(96%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Interest Income
Interest and fees on loans and leases	$1,235	$1,252	$1,320	$1,336	$1,143
Interest on securities	283	299	291	290	281
Interest on other short-term investments	7	8	14	10	9

Total interest income	1,525	1,559	1,625	1,636	1,433

Interest Expense
Interest on deposits	166	201	243	243	205
Interest on federal funds purchased	2	5	4	8	12
Interest on other short-term borrowings	6	5	8	9	6
Interest on long-term debt	122	120	128	131	128

Total interest expense	296	331	383	391	351

Net Interest Income	1,229	1,228	1,242	1,245	1,082

Provision for credit losses	640	162	134	85	90

Net Interest Income After Provision for Credit Losses	589	1,066	1,108	1,160	992

Noninterest Income
Service charges on deposits	148	149	143	143	131
Commercial banking revenue	124	127	123	107	103
Mortgage banking net revenue	120	73	95	63	56
Wealth and asset management revenue	134	129	124	122	112
Card and processing revenue	86	95	94	92	79
Leasing business revenue	73	71	92	76	32
Other noninterest income	7	382	64	47	569
Securities (losses) gains, net	(24)	10	5	8	16
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	3	(1)	—	2	3

Total noninterest income	671	1,035	740	660	1,101

Noninterest Expense
Compensation and benefits	647	576	584	641	610
Net occupancy expense	82	84	84	88	75
Technology and communications	93	103	100	136	83
Equipment expense	32	33	33	33	30
Card and processing expense	31	33	33	34	31
Leasing business expense	35	36	40	38	19
Marketing expense	31	44	40	41	36
Other noninterest expense	249	251	245	232	213

Total noninterest expense	1,200	1,160	1,159	1,243	1,097

Income Before Income Taxes	60	941	689	577	996
Applicable income tax expense	14	207	140	124	221

Net Income	46	734	549	453	775
Dividends on preferred stock	17	33	19	26	15

Net Income Available to Common Shareholders	$29	$701	$530	$427	$760

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Assets
Cash and due from banks	$3,282	$3,278	$2,749	—	19%
Other short-term investments	6,319	1,950	3,556	224%	78%
Available-for-sale debt and other securities(a)	38,645	36,028	35,048	7%	10%
Held-to-maturity securities(b)	17	17	21	—	(19%)
Trading debt securities	433	297	325	46%	33%
Equity securities	459	564	426	(19%)	8%
Loans and leases held for sale	1,630	1,400	692	16%	136%
Portfolio loans and leases:
Commercial and industrial loans	58,250	50,542	51,862	15%	12%
Commercial mortgage loans	11,160	10,963	10,686	2%	4%
Commercial construction loans	5,462	5,090	5,231	7%	4%
Commercial leases	3,123	3,363	3,909	(7%)	(20%)

Total commercial loans and leases	77,995	69,958	71,688	11%	9%
Residential mortgage loans	16,701	16,724	16,811	—	(1%)
Home equity	5,963	6,083	6,435	(2%)	(7%)
Indirect secured consumer loans	12,050	11,538	10,031	4%	20%
Credit card	2,417	2,532	2,388	(5%)	1%
Other consumer loans	2,911	2,723	2,489	7%	17%

Total consumer loans	40,042	39,600	38,154	1%	5%

Portfolio loans and leases	118,037	109,558	109,842	8%	7%
Allowance for loan and lease losses	(2,348)	(1,202)	(1,115)	95%	111%

Portfolio loans and leases, net	115,689	108,356	108,727	7%	6%
Bank premises and equipment	2,009	1,995	2,092	1%	(4%)
Operating lease equipment	819	848	908	(3%)	(10%)
Goodwill	4,261	4,252	4,321	—	(1%)
Intangible assets	184	201	218	(8%)	(16%)
Servicing rights	685	993	1,141	(31%)	(40%)
Other assets	10,959	9,190	7,629	19%	44%

Total Assets	$185,391	$169,369	$167,853	9%	10%

Liabilities
Deposits:
Demand	$39,533	$35,968	$35,963	10%	10%
Interest checking	44,520	40,409	35,746	10%	25%
Savings	15,557	14,248	14,451	9%	8%
Money market	27,775	27,277	25,942	2%	7%
Foreign office	177	221	154	(20%)	15%
Other time	4,683	5,237	5,539	(11%)	(15%)
Certificates $100,000 and over	2,816	3,702	5,569	(24%)	(49%)
Other deposits	—	—	300	—	(100%)

Total deposits	135,061	127,062	123,664	6%	9%
Federal funds purchased	1,625	260	2,630	525%	(38%)
Other short-term borrowings	4,542	1,011	1,329	349%	242%
Accrued taxes, interest and expenses	2,432	2,441	2,242	—	8%
Other liabilities	3,576	2,422	2,661	48%	34%
Long-term debt	16,282	14,970	15,483	9%	5%

Total Liabilities	163,518	148,166	148,009	10%	10%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,770	1,770	1,331	—	33%
Capital surplus	3,597	3,599	3,444	—	4%
Retained earnings	17,677	18,315	17,184	(3%)	3%
Accumulated other comprehensive income	2,477	1,192	409	108%	506%
Treasury stock	(5,699)	(5,724)	(4,772)	—	19%

Total Bancorp shareholders’ equity	21,873	21,203	19,647	3%	11%
Noncontrolling interests	—	—	197	—	(100%)

Total Equity	21,873	21,203	19,844	3%	10%

Total Liabilities and Equity	$185,391	$169,369	$167,853	9%	10%

(a) Amortized cost	$36,428	$34,966	$34,784	4%	5%
(b) Market values	17	17	21	—	(19%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	711,306	708,916	739,406	—	(4%)
Treasury	212,586	214,977	184,486	(1%)	15%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2020	December 2019	September 2019	June 2019	March 2019
Assets
Cash and due from banks	$3,282	$3,278	$3,261	$2,764	$2,749
Other short-term investments	6,319	1,950	3,235	3,357	3,556
Available-for-sale debt and other securities(a)	38,645	36,028	37,178	35,753	35,048
Held-to-maturity securities(b)	17	17	18	21	21
Trading debt securities	433	297	297	322	325
Equity securities	459	564	459	485	426
Loans and leases held for sale	1,630	1,400	1,223	1,205	692
Portfolio loans and leases:
Commercial and industrial loans	58,250	50,542	50,768	51,104	51,862
Commercial mortgage loans	11,160	10,963	10,822	10,717	10,686
Commercial construction loans	5,462	5,090	5,281	5,264	5,231
Commercial leases	3,123	3,363	3,495	3,677	3,909

Total commercial loans and leases	77,995	69,958	70,366	70,762	71,688
Residential mortgage loans	16,701	16,724	16,675	16,777	16,811
Home equity	5,963	6,083	6,218	6,325	6,435
Indirect secured consumer loans	12,050	11,538	11,026	10,403	10,031
Credit card	2,417	2,532	2,467	2,436	2,388
Other consumer loans	2,911	2,723	2,657	2,580	2,489

Total consumer loans	40,042	39,600	39,043	38,521	38,154

Portfolio loans and leases	118,037	109,558	109,409	109,283	109,842
Allowance for loan and lease losses	(2,348)	(1,202)	(1,143)	(1,115)	(1,115)

Portfolio loans and leases, net	115,689	108,356	108,266	108,168	108,727
Bank premises and equipment	2,009	1,995	2,053	2,074	2,092
Operating lease equipment	819	848	869	894	908
Goodwill	4,261	4,252	4,290	4,284	4,321
Intangible assets	184	201	201	215	218
Servicing rights	685	993	910	1,039	1,141
Other assets	10,959	9,190	8,819	8,221	7,629

Total Assets	$185,391	$169,369	$171,079	$168,802	$167,853

Liabilities
Deposits:
Demand	$39,533	$35,968	$35,893	$35,589	$35,963
Interest checking	44,520	40,409	36,965	37,491	35,746
Savings	15,557	14,248	14,354	14,484	14,451
Money market	27,775	27,277	27,370	26,465	25,942
Foreign office	177	221	226	175	154
Other time	4,683	5,237	5,662	5,759	5,539
Certificates $100,000 and over	2,816	3,702	4,377	5,429	5,569
Other deposits	—	—	500	—	300

Total deposits	135,061	127,062	125,347	125,392	123,664
Federal funds purchased	1,625	260	876	179	2,630
Other short-term borrowings	4,542	1,011	4,046	957	1,329
Accrued taxes, interest and expenses	2,432	2,441	2,507	2,397	2,242
Other liabilities	3,576	2,422	2,425	3,422	2,661
Long-term debt	16,282	14,970	14,474	15,784	15,483

Total Liabilities	163,518	148,166	149,675	148,131	148,009

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,770	1,770	1,770	1,331	1,331
Capital surplus	3,597	3,599	3,589	3,572	3,444
Retained earnings	17,677	18,315	17,786	17,431	17,184
Accumulated other comprehensive income	2,477	1,192	1,635	1,178	409
Treasury stock	(5,699)	(5,724)	(5,427)	(5,089)	(4,772)

Total Bancorp shareholders’ equity	21,873	21,203	21,404	20,474	19,647
Noncontrolling interests	—	—	—	197	197

Total Equity	21,873	21,203	21,404	20,671	19,844

Total Liabilities and Equity	$185,391	$169,369	$171,079	$168,802	$167,853

(a) Amortized cost	$36,428	$34,966	$35,662	$34,731	$34,784
(b) Market values	17	17	18	21	21
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	711,306	708,916	718,583	731,474	739,406
Treasury	212,586	214,977	205,309	192,419	184,486

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March	March
	2020	2019
Total Equity, Beginning	$21,203	$16,250
Net income	46	775
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale debt securities	882	431
Qualifying cash flow hedges	402	89
Change in accumulated other comprehensive income related to employee benefit plans	1	1

Comprehensive income	$1,331	$1,296
Cash dividends declared:
Common stock	(195)	(165)
Preferred stock	(17)	(15)
Impact of stock transactions under stock compensation plans, net	23	25
Shares acquired for treasury	—	(913)
Impact of acquisition	—	3,159
Noncontrolling interest	—	197
Impact of cumulative effect of change in accounting principles	(472)	10

Total Equity, Ending	$21,873	$19,844

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield/Rate Analysis

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2020	December 2019	March 2019	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$51,693	$50,980	$46,070	1%	12%
Commercial mortgage loans	11,020	10,832	7,417	2%	49%
Commercial construction loans	5,132	5,334	4,838	(4%)	6%
Commercial leases	3,201	3,384	3,555	(5%)	(10%)

Total commercial loans and leases	71,046	70,530	61,880	1%	15%
Residential mortgage loans	18,024	17,853	16,150	1%	12%
Home equity	6,006	6,147	6,356	(2%)	(6%)
Indirect secured consumer loans	11,809	11,281	9,176	5%	29%
Credit card	2,498	2,496	2,396	—	4%
Other consumer loans	2,797	2,679	2,404	4%	16%

Total consumer loans	41,134	40,456	36,482	2%	13%
Taxable securities	35,973	36,255	34,320	(1%)	5%
Tax exempt securities	162	57	28	184%	479%
Other short-term investments	2,898	2,014	1,753	44%	65%

Total interest-earning assets	151,213	149,312	134,463	1%	12%
Cash and due from banks	2,880	3,063	2,217	(6%)	30%
Other assets	19,623	18,096	13,391	8%	47%
Allowance for loan and lease losses	(1,845)	(1,144)	(1,103)	61%	67%

Total Assets	$171,871	$169,327	$148,968	2%	15%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$40,298	$38,628	$33,697	4%	20%
Savings deposits	14,715	14,274	13,052	3%	13%
Money market deposits	27,109	27,429	23,133	(1%)	17%
Foreign office deposits	209	244	208	(14%)	—
Other time deposits	5,081	5,507	4,860	(8%)	5%

Total interest-bearing core deposits	87,412	86,082	74,950	2%	17%
Certificates $100,000 and over	3,355	4,072	3,358	(18%)	—
Other deposits	257	252	726	2%	(65%)
Federal funds purchased	654	1,174	2,019	(44%)	(68%)
Other short-term borrowings	1,750	1,133	646	54%	171%
Long-term debt	15,816	14,860	15,438	6%	2%

Total interest-bearing liabilities	109,244	107,573	97,137	2%	12%
Demand deposits	35,765	35,710	30,557	—	17%
Other liabilities	5,149	4,740	4,227	9%	22%

Total Liabilities	150,158	148,023	131,921	1%	14%
Total Equity	21,713	21,304	17,047	2%	27%

Total Liabilities and Equity	$171,871	$169,327	$148,968	2%	15%

	For the Three Months Ended			bps Change
Yield/Rate Analysis	March 2020	December 2019	March 2019	Seq	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	4.25%	4.32%	4.67%	(7)	(42)
Commercial mortgage loans(a)	4.44%	4.48%	4.80%	(4)	(36)
Commercial construction loans(a)	4.82%	4.88%	5.55%	(6)	(73)
Commercial leases(a)	3.46%	3.30%	3.08%	16	38

Total commercial loans and leases	4.28%	4.34%	4.66%	(6)	(38)
Residential mortgage loans	3.63%	3.57%	3.71%	6	(8)
Home equity	4.71%	4.80%	5.34%	(9)	(63)
Indirect secured consumer loans	4.09%	4.16%	3.79%	(7)	30
Credit card	12.13%	12.37%	12.63%	(24)	(50)
Other consumer loans	7.71%	7.75%	7.49%	(4)	22

Total consumer loans	4.71%	4.74%	4.85%	(3)	(14)
Total loans and leases	4.44%	4.49%	4.73%	(5)	(29)
Taxable securities	3.15%	3.27%	3.32%	(12)	(17)
Tax exempt securities(a)	3.04%	4.44%	4.80%	(140)	(176)
Other short-term investments	0.97%	1.65%	1.97%	(68)	(100)

Total interest-earning assets	4.07%	4.15%	4.33%	(8)	(26)

Interest-bearing liabilities:
Interest checking deposits	0.75%	0.88%	1.18%	(13)	(43)
Savings deposits	0.13%	0.14%	0.15%	(1)	(2)
Money market deposits	0.72%	0.89%	1.03%	(17)	(31)
Foreign office deposits	0.57%	0.95%	0.60%	(38)	(3)
Other time deposits	1.56%	1.75%	1.80%	(19)	(24)

Total interest-bearing core deposits	0.68%	0.82%	0.99%	(14)	(31)
Certificates $100,000 and over	2.09%	2.14%	2.13%	(5)	(4)
Other deposits	0.85%	1.75%	2.43%	(90)	(158)
Federal funds purchased	1.13%	1.74%	2.43%	(61)	(130)
Other short-term borrowings	1.32%	1.89%	3.62%	(57)	(230)
Long-term debt	3.12%	3.22%	3.35%	(10)	(23)

Total interest-bearing liabilities	1.09%	1.22%	1.46%	(13)	(37)

(a)	Presented on an FTE basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield/Rate Analysis

$ in millions

(unaudited)

	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Assets
Interest-earning assets:
Commercial and industrial loans	$51,693	$50,980	$51,364	$52,187	$46,070
Commercial mortgage loans	11,020	10,832	10,695	10,635	7,417
Commercial construction loans	5,132	5,334	5,267	5,248	4,838
Commercial leases	3,201	3,384	3,563	3,811	3,555

Total commercial loans and leases	71,046	70,530	70,889	71,881	61,880
Residential mortgage loans	18,024	17,853	17,733	17,589	16,150
Home equity	6,006	6,147	6,267	6,376	6,356
Indirect secured consumer loans	11,809	11,281	10,707	10,190	9,176
Credit card	2,498	2,496	2,448	2,408	2,396
Other consumer loans	2,797	2,679	2,622	2,549	2,404

Total consumer loans	41,134	40,456	39,777	39,112	36,482
Taxable securities	35,973	36,255	35,653	35,467	34,320
Tax exempt securities	162	57	38	40	28
Other short-term investments	2,898	2,014	2,497	2,290	1,753

Total interest-earning assets	151,213	149,312	148,854	148,790	134,463
Cash and due from banks	2,880	3,063	2,769	2,931	2,217
Other assets	19,623	18,096	19,077	16,972	13,391
Allowance for loan and lease losses	(1,845)	(1,144)	(1,115)	(1,115)	(1,103)

Total Assets	$171,871	$169,327	$169,585	$167,578	$148,968

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$40,298	$38,628	$37,729	$36,514	$33,697
Savings deposits	14,715	14,274	14,405	14,418	13,052
Money market deposits	27,109	27,429	26,962	25,934	23,133
Foreign office deposits	209	244	222	163	208
Other time deposits	5,081	5,507	5,823	5,678	4,860

Total interest-bearing core deposits	87,412	86,082	85,141	82,707	74,950
Certificates $100,000 and over	3,355	4,072	4,795	5,780	3,358
Other deposits	257	252	47	40	726
Federal funds purchased	654	1,174	739	1,151	2,019
Other short-term borrowings	1,750	1,133	1,278	1,119	646
Long-term debt	15,816	14,860	15,633	15,543	15,438

Total interest-bearing liabilities	109,244	107,573	107,633	106,340	97,137
Demand deposits	35,765	35,710	35,223	35,818	30,557
Other liabilities	5,149	4,740	5,522	5,088	4,227

Total Liabilities	150,158	148,023	148,378	147,246	131,921
Total Equity	21,713	21,304	21,207	20,332	17,047

Total Liabilities and Equity	$171,871	$169,327	$169,585	$167,578	$148,968

Yield/Rate Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.25%	4.32%	4.66%	4.79%	4.67%
Commercial mortgage loans(a)	4.44%	4.48%	4.86%	5.11%	4.80%
Commercial construction loans(a)	4.82%	4.88%	5.39%	5.71%	5.55%
Commercial leases(a)	3.46%	3.30%	3.34%	3.51%	3.08%

Total commercial loans and leases	4.28%	4.34%	4.68%	4.84%	4.66%
Residential mortgage loans	3.63%	3.57%	3.67%	3.70%	3.71%
Home equity	4.71%	4.80%	5.20%	5.30%	5.34%
Indirect secured consumer loans	4.09%	4.16%	4.22%	4.11%	3.79%
Credit card	12.13%	12.37%	12.57%	12.38%	12.63%
Other consumer loans	7.71%	7.75%	7.69%	7.58%	7.49%

Total consumer loans	4.71%	4.74%	4.87%	4.85%	4.85%
Total loans and leases	4.44%	4.49%	4.75%	4.84%	4.73%
Taxable securities	3.15%	3.27%	3.24%	3.28%	3.32%
Tax exempt securities(a)	3.04%	4.44%	3.18%	3.50%	4.80%
Other short-term investments	0.97%	1.65%	2.18%	1.80%	1.97%

Total interest-earning assets	4.07%	4.15%	4.34%	4.42%	4.33%

Interest-bearing liabilities:
Interest checking deposits	0.75%	0.88%	1.12%	1.17%	1.18%
Savings deposits	0.13%	0.14%	0.18%	0.17%	0.15%
Money market deposits	0.72%	0.89%	1.13%	1.14%	1.03%
Foreign office deposits	0.57%	0.95%	0.37%	0.53%	0.60%
Other time deposits	1.56%	1.75%	1.79%	1.84%	1.80%

Total interest-bearing core deposits	0.68%	0.82%	1.01%	1.03%	0.99%
Certificates $100,000 and over	2.09%	2.14%	2.20%	2.10%	2.13%
Other deposits	0.85%	1.75%	1.97%	2.92%	2.43%
Federal funds purchased	1.13%	1.74%	2.06%	2.61%	2.43%
Other short-term borrowings	1.32%	1.89%	2.55%	3.08%	3.62%
Long-term debt	3.12%	3.22%	3.26%	3.39%	3.35%

Total interest-bearing liabilities	1.09%	1.22%	1.41%	1.47%	1.46%

Ratios:
Net interest margin (FTE)(b)	3.28%	3.27%	3.32%	3.37%	3.28%
Net interest rate spread (FTE)(b)	2.98%	2.93%	2.93%	2.95%	2.87%
Interest-bearing liabilities to interest-earning assets	72.24%	72.05%	72.31%	71.47%	72.24%

(a)	Presented on an FTE basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,586	$50,938	$51,241	$52,078	$46,011
Commercial mortgage loans	11,019	10,831	10,692	10,632	7,414
Commercial construction loans	5,132	5,334	5,267	5,248	4,838
Commercial leases	3,201	3,384	3,562	3,809	3,555

Total commercial loans and leases	70,938	70,487	70,762	71,767	61,818
Consumer loans:
Residential mortgage loans	16,732	16,697	16,736	16,804	15,624
Home equity	6,006	6,147	6,267	6,376	6,355
Indirect secured consumer loans	11,809	11,281	10,707	10,190	9,176
Credit card	2,498	2,496	2,448	2,408	2,396
Other consumer loans	2,796	2,679	2,621	2,550	2,404

Total consumer loans	39,841	39,300	38,779	38,328	35,955

Total average portfolio loans and leases	$110,779	$109,787	$109,541	$110,095	$97,773

Average Loans and Leases Held for Sale
Average commercial loans and leases held for sale	$108	$43	$127	$113	$62
Average consumer loans held for sale	1,293	1,156	998	785	527

Average loans and leases held for sale	$1,401	$1,199	$1,125	$898	$589

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$58,250	$50,542	$50,768	$51,104	$51,862
Commercial mortgage loans	11,160	10,963	10,822	10,717	10,686
Commercial construction loans	5,462	5,090	5,281	5,264	5,231
Commercial leases	3,123	3,363	3,495	3,677	3,909

Total commercial loans and leases	77,995	69,958	70,366	70,762	71,688
Consumer loans:
Residential mortgage loans	16,701	16,724	16,675	16,777	16,811
Home equity	5,963	6,083	6,218	6,325	6,435
Indirect secured consumer loans	12,050	11,538	11,026	10,403	10,031
Credit card	2,417	2,532	2,467	2,436	2,388
Other consumer loans	2,911	2,723	2,657	2,580	2,489

Total consumer loans	40,042	39,600	39,043	38,521	38,154

Total portfolio loans and leases	$118,037	$109,558	$109,409	$109,283	$109,842

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$65	$136	$86	$174	$66
Consumer loans held for sale	1,565	1,264	1,137	1,031	626

Loans and leases held for sale	$1,630	$1,400	$1,223	$1,205	$692
Operating lease equipment	$819	$848	$869	$894	$908

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$947	$922	$916	$977	$1,024
Commercial mortgage loans	545	454	446	438	467
Commercial construction loans	462	397	392	323	261
Commercial leases	302	322	345	358	216
Residential mortgage loans	81,901	80,734	82,702	84,597	83,900
Other consumer loans	50	50	50	50	50

Total loans and leases serviced for others	84,207	82,879	84,851	86,743	85,918

Total loans and leases serviced	$204,693	$194,685	$196,352	$198,125	$197,360

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	March 2020(a)	December 2019	September 2019	June 2019	March 2019
Regulatory Capital
CET1 capital	$13,840	$13,847	$13,568	$13,532	$13,430
Additional tier I capital	1,769	1,769	1,769	1,493	1,493

Tier I capital	15,609	15,616	15,337	15,025	14,923
Tier II capital	4,472	4,045	4,076	4,112	4,048

Total regulatory capital	$20,081	19,661	$19,413	$19,137	$18,971

Risk-weighted assets(b)	$147,795	$142,065	$141,880	$141,421	$139,844

Ratios
Average total Bancorp shareholders’ equity as a percent of average assets	12.63%	12.58%	12.43%	12.02%	11.43%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital(b)	9.36%	9.75%	9.56%	9.57%	9.60%
Tier I risk-based capital(b)	10.56%	10.99%	10.81%	10.62%	10.67%
Total risk-based capital(b)	13.59%	13.84%	13.68%	13.53%	13.57%
Tier I leverage	9.37%	9.54%	9.36%	9.24%	10.32%

Fifth Third Bank
Tier I risk-based capital(b)	11.36%	11.86%	11.79%	11.67%	12.22%
Total risk-based capital(b)	13.17%	13.46%	13.37%	13.23%	13.86%
Tier I leverage	10.16%	10.36%	10.26%	10.59%	10.49%

(a)	Current period regulatory capital data and ratios are estimated.
(b)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2020	December 2019	September 2019	June 2019	March 2019
Average portfolio loans and leases:
Commercial and industrial loans	$51,586	$50,938	$51,241	$52,078	$46,011
Commercial mortgage loans	11,019	10,831	10,692	10,632	7,414
Commercial construction loans	5,132	5,334	5,267	5,248	4,838
Commercial leases	3,201	3,384	3,562	3,809	3,555

Total commercial loans and leases	70,938	70,487	70,762	71,767	61,818
Residential mortgage loans	16,732	16,697	16,736	16,804	15,624
Home equity	6,006	6,147	6,267	6,376	6,355
Indirect secured consumer loans	11,809	11,281	10,707	10,190	9,176
Credit card	2,498	2,496	2,448	2,408	2,396
Other consumer loans	2,796	2,679	2,621	2,550	2,404

Total consumer loans	39,841	39,300	38,779	38,328	35,955

Total average portfolio loans and leases	$110,779	$109,787	$109,541	$110,095	$97,773

Losses charged-off:
Commercial and industrial loans	($54)	($40)	($30)	($30)	($20)
Commercial mortgage loans	(2)	—	—	—	—
Commercial leases	(5)	—	(4)	(3)	—

Total commercial loans and leases	(61)	(40)	(34)	(33)	(20)
Residential mortgage loans	(2)	(4)	(2)	(1)	(2)
Home equity	(5)	(12)	(5)	(6)	(6)
Indirect secured consumer loans	(21)	(24)	(21)	(15)	(20)
Credit card	(42)	(40)	(38)	(40)	(38)
Other consumer loans	(28)	(32)	(30)	(24)	(22)

Total consumer loans	(98)	(112)	(96)	(86)	(88)

Total losses charged-off	($159)	($152)	($130)	($119)	($108)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$4	$4	$1	$10	$2
Commercial mortgage loans	—	—	—	—	1
Commercial leases	—	—	—	—	—

Total commercial loans and leases	4	4	1	10	3
Residential mortgage loans	1	1	1	2	1
Home equity	2	3	3	3	3
Indirect secured consumer loans	9	8	8	8	7
Credit card	6	7	5	5	5
Other consumer loans	15	16	13	13	12

Total consumer loans	33	35	30	31	28

Total recoveries of losses previously charged-off	$37	$39	$31	$41	$31

Net losses charged-off:
Commercial and industrial loans	($50)	($36)	($29)	($20)	($18)
Commercial mortgage loans	(2)	—	—	—	1
Commercial leases	(5)	—	(4)	(3)	—

Total commercial loans and leases	(57)	(36)	(33)	(23)	(17)
Residential mortgage loans	(1)	(3)	(1)	1	(1)
Home equity	(3)	(9)	(2)	(3)	(3)
Indirect secured consumer loans	(12)	(16)	(13)	(7)	(13)
Credit card	(36)	(33)	(33)	(35)	(33)
Other consumer loans	(13)	(16)	(17)	(11)	(10)

Total consumer loans	(65)	(77)	(66)	(55)	(60)

Total net losses charged-off	($122)	($113)	($99)	($78)	($77)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.39%	0.28%	0.22%	0.15%	0.16%
Commercial mortgage loans	0.06%	(0.02%)	(0.01%)	0.00%	(0.05%)
Commercial leases	0.60%	0.06%	0.41%	0.32%	0.02%

Total commercial loans and leases	0.32%	0.20%	0.18%	0.13%	0.11%
Residential mortgage loans	0.02%	0.07%	0.03%	(0.02%)	0.02%
Home equity	0.17%	0.59%	0.16%	0.18%	0.20%
Indirect secured consumer loans	0.43%	0.56%	0.50%	0.30%	0.57%
Credit card	5.87%	5.21%	5.41%	5.75%	5.60%
Other consumer loans	1.87%	2.51%	2.47%	1.84%	1.76%

Total consumer loans	0.66%	0.78%	0.68%	0.59%	0.68%

Total net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.41%	0.36%	0.29%	0.32%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2020	2019	2019	2019	2019
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,202	$1,143	$1,115	$1,115	$1,103
Impact of CECL adoption	643	—	—	—	—
Total net losses charged-off	(122)	(113)	(99)	(78)	(77)
Provision for loan and lease losses	625	172	127	78	89

Allowance for loan and lease losses, ending	$2,348	$1,202	$1,143	$1,115	$1,115

Reserve for unfunded commitments, beginning	$144	$154	$147	$133	$131
Impact of CECL adoption	10	—	—	—	—
Reserve for acquired commitments	—	—	—	7	1
Provision for (benefit from) the reserve for unfunded commitments	15	(10)	7	7	1

Reserve for unfunded commitments, ending	$169	$144	$154	$147	$133

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,348	$1,202	$1,143	$1,115	$1,115
Reserve for unfunded commitments	169	144	154	147	133

Total allowance for credit losses	$2,517	$1,346	$1,297	$1,262	$1,248

	As of
	March	December	September	June	March
	2020	2019	2019	2019	2019
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$100	$118	$70	$135	$112
Commercial mortgage loans	83	21	17	20	24
Commercial construction loans	1	1	—	—	—
Commercial leases	18	26	27	31	18
Residential mortgage loans	12	13	12	11	15
Home equity	54	54	63	61	62
Indirect secured consumer loans	1	1	1	1	2
Other consumer loans	2	2	2	2	2

Total nonaccrual portfolio loans and leases (excludes restructured loans)	271	236	192	261	235
Nonaccrual restructured portfolio commercial loans and leases	243	231	235	204	159
Nonaccrual restructured portfolio consumer loans and leases	133	151	55	56	56

Total nonaccrual portfolio loans and leases	647	618	482	521	450
Repossessed property	10	10	9	8	11
OREO	52	52	28	31	37

Total nonperforming portfolio loans and leases and OREO	709	680	519	560	498
Nonaccrual loans held for sale	—	—	—	4	—
Nonaccrual restructured loans held for sale	1	7	13	23	14

Total nonperforming assets	$710	$687	$532	$587	$512

Restructured portfolio consumer loans and leases (accrual)	$976	$965	$958	$958	$950
Restructured portfolio commercial loans and leases (accrual)	$63	$23	$34	$32	$59

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$13	$11	$15	$19	$15
Commercial mortgage loans	20	15	18	11	20
Commercial construction loans	—	—	1	1	—
Commercial leases	10	—	1	—	—

Total commercial loans and leases	43	26	35	31	35

Residential mortgage loans	54	50	48	47	48
Home equity	—	1	—	1	1
Indirect secured consumer loans	11	10	10	11	9
Credit card	42	42	38	37	38
Other consumer loans	1	1	1	1	1

Total consumer loans	108	104	97	97	97

Total loans and leases 90 days past due (accrual)(b)	$151	$130	$132	$128	$132

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.44%	0.41%	0.36%	0.29%	0.32%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.99%	1.10%	1.04%	1.02%	1.02%
As a percent of nonperforming portfolio loans and leases(a)	363%	194%	237%	214%	248%
As a percent of nonperforming portfolio assets(a)	331%	177%	221%	199%	224%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.55%	0.56%	0.44%	0.48%	0.41%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.60%	0.62%	0.47%	0.51%	0.45%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.59%	0.62%	0.48%	0.53%	0.46%

(a)	Excludes nonaccrual loans held for sale.
(b)	Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “adjusted noninterest income,” “adjusted noninterest expense,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income,” “adjusted net interest margin,” “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as they provide a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, compared to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of on-going financial performance and enhances comparability of results with prior periods.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI some of which are uncertain and providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	March	December	September	June	March
	2020	2019	2019	2019	2019
Net interest income	$1,229	$1,228	$1,242	$1,245	$1,082
Add: Taxable equivalent adjustment	4	4	4	5	4

Net interest income (FTE) (a)	1,233	1,232	1,246	1,250	1,086

Net interest income (annualized) (b)	4,943	4,872	4,928	4,994	4,388
Net interest income (FTE) (annualized) (c)	4,959	4,888	4,943	5,014	4,404

Net interest income (FTE)	1,233	1,232	1,246	1,250	1,086
Less: Net interest income impact from purchase accounting accretion	16	18	28	18	1

Adjusted net interest income (FTE) (d)	1,217	1,214	1,218	1,232	1,085
Adjusted net interest income (FTE) (annualized) (e)	4,895	4,816	4,832	4,942	4,400

Interest income	1,525	1,559	1,625	1,636	1,433
Add: Taxable equivalent adjustment	4	4	4	5	4

Interest income (FTE)	1,529	1,563	1,629	1,641	1,437
Interest income (FTE) (annualized) (f)	6,150	6,201	6,463	6,582	5,828

Interest expense (annualized) (g)	1,191	1,313	1,520	1,568	1,424
Average interest-earning assets (h)	151,213	149,312	148,854	148,790	134,463
Average interest-bearing liabilities (i)	109,244	107,573	107,633	106,340	97,137

Net interest margin (b) / (h)	3.27%	3.26%	3.31%	3.36%	3.26%

Net interest margin (FTE) (c) / (h)	3.28%	3.27%	3.32%	3.37%	3.28%
Adjusted net interest margin (e) / (h)	3.24%	3.22%	3.25%	3.32%	3.28%
Net interest rate spread (FTE) (f) / (h) - (g) / (i)	2.98%	2.93%	2.93%	2.95%	2.87%

Income before income taxes	$60	$941	$689	$577	$996
Add: Taxable equivalent adjustment	4	4	4	5	4

Income before income taxes (FTE)	$64	$945	$693	$582	$1,000

Net income available to common shareholders	$29	$701	$530	$427	$760
Add: Intangible amortization, net of tax	10	11	11	11	2

Tangible net income available to common shareholders (j)	39	712	541	438	762
Tangible net income available to common shareholders (annualized) (k)	157	2,825	2,146	1,757	3,090

Average Bancorp shareholders’ equity	21,713	21,304	21,087	20,135	17,025
Less: Average preferred stock	(1,770)	(1,770)	(1,445)	(1,331)	(1,331)
Average goodwill	(4,251)	(4,260)	(4,286)	(4,301)	(2,682)
Average intangible assets	(193)	(194)	(208)	(215)	(58)

Average tangible common equity, including accumulated other comprehensive income (“AOCI”) (l)	15,499	15,080	15,148	14,288	12,954
Less: Average AOCI	(1,825)	(1,416)	(1,444)	(619)	—

Average tangible common equity, excluding AOCI (m)	13,674	13,664	13,704	13,669	12,954

Total Bancorp shareholders’ equity	21,873	21,203	21,404	20,474	19,647
Less: Preferred stock	(1,770)	(1,770)	(1,770)	(1,331)	(1,331)
Goodwill	(4,261)	(4,252)	(4,290)	(4,284)	(4,321)
Intangible assets	(184)	(201)	(201)	(215)	(218)

Tangible common equity, including AOCI (n)	15,658	14,980	15,143	14,644	13,777
Less: AOCI	(2,477)	(1,192)	(1,635)	(1,178)	(409)

Tangible common equity, excluding AOCI (o)	13,181	13,788	13,508	13,466	13,368
Add: Preferred stock	1,770	1,770	1,770	1,331	1,331

Tangible equity (p)	14,951	15,558	15,278	14,797	14,699
Total assets	185,391	169,369	171,079	168,802	167,853
Less: Goodwill	(4,261)	(4,252)	(4,290)	(4,284)	(4,321)
Intangible assets	(184)	(201)	(201)	(215)	(218)

Tangible assets, including AOCI (q)	180,946	164,916	166,588	164,303	163,314
Less: AOCI, before tax	(3,135)	(1,509)	(2,070)	(1,491)	(518)

Tangible assets, excluding AOCI (r)	$177,811	$163,407	$164,518	$162,812	$162,796

Common shares outstanding (s)	711	709	719	731	739

Tangible equity (p) / (r)	8.41%	9.52%	9.29%	9.09%	9.03%
Tangible common equity (excluding AOCI) (o) / (r)	7.41%	8.44%	8.21%	8.27%	8.21%
Tangible common equity (including AOCI) (n) / (q)	8.65%	9.08%	9.09%	8.91%	8.44%
Tangible book value per share (n) / (s)	$22.02	$21.13	$21.06	$20.03	$18.64

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ in millions

(unaudited)

	For the Three Months Ended
	March	December	March
	2020	2019	2019
Net income (t)	$46	$734	$775
Net income (annualized) (u)	185	2,912	3,143

Adjustments (pre-tax items)
Provision in excess of credit losses	518	—	—
Unfavorable credit valuation adjustment (CVA)	36	—	—
Valuation of Visa total return swap	22	44	31
Net impairment of private equity investments	15	—	—
Merger-related expense	7	9	76
Fifth Third Foundation contribution	—	20	—
Provision impact from conversion to a national charter	—	9	—
Gain recognized from Worldpay TRA transaction	—	(345)	—
Merger-related branch network impairment charge	—	—	13
GreenSky securities losses (gains)	—	—	(9)
Gain on sale of Worldpay Shares	—	—	(562)

Adjustments, after-tax (v)(a)	461	(202)	(341)

Adjustments (tax related items)
Acquisition impact on state deferred taxes	—	—	9

Adjustments, tax related (w)	—	—	9
Noninterest income (x)	671	1,035	1,101
Valuation of Visa total return swap	22	44	31
Net impairment of private equity investments	15	—	—
Gain recognized from Worldpay TRA transaction	—	(345)	—
Merger-related branch network impairment charge	—	—	13
GreenSky securities losses (gains)	—	—	(9)
Gain on sale of Worldpay Shares	—	—	(562)

Adjusted noninterest income (y)	708	734	574

Noninterest expense (z)	1,200	1,160	1,097
Merger-related expense	(7)	(9)	(76)
Unfavorable credit valuation adjustment (CVA)	(36)	—	—
Fifth Third Foundation contribution	—	(20)	—

Adjusted noninterest expense (aa)	1,157	1,131	1,021
Intangible amortization expense	13	14	3

Adjusted noninterest expense excluding intangible amortization expense (ab)	1,144	1,117	1,018

Adjusted net income (t) + (v) + (w)	507	532	443
Adjusted net income (annualized) (ac)	2,039	2,111	1,797

Adjusted tangible net income available to common shareholders (j) + (v) + (w)	500	510	430
Adjusted tangible net income available to common shareholders (annualized) (ad)	2,011	2,023	1,744

Average assets (ae)	$171,871	$169,327	$148,968

Return on average tangible common equity (k) / (l)	1.0%	18.7%	23.9%
Adjusted return on average tangible common equity, including AOCI (ad) / (l)	13.0%	13.4%	13.5%
Adjusted return on average tangible common equity, excluding AOCI (ad) / (m)	14.7%	14.8%	13.5%

Return on average assets (u) / (ae)	0.11%	1.72%	2.11%

Adjusted return on average assets (ac) / (ae)	1.19%	1.25%	1.21%
Efficiency ratio (z) / [(a) + (x)]	63.0%	51.2%	50.2%
Adjusted efficiency ratio (ab) / [(d) + (y)]	59.4%	57.3%	61.4%
Total revenue (FTE) (a) + (x)	$1,904	$2,267	$2,187
Pre-provision net revenue (PPNR) (a) + (x) - (z)	$704	$1,107	$1,090
Adjusted pre-provision net revenue (PPNR) (d) + (y) - (ab)	$781	$831	$641

(a)	Assumes a 23% tax rate, except for merger-related expenses impacted by certain non-deductible items.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2020	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Net interest income (FTE)(a)	$511	$505	$89	$37	$91	$1,233
Provision for credit losses	(45)	(62)	(13)	(1)	(519)	(640)

Net interest income after provision for credit losses	466	443	76	36	(428)	593
Noninterest income	287	198	124	135	(73)	671
Noninterest expense	(480)	(488)	(122)	(143)	33	(1,200)

Income (loss) before income taxes	273	153	78	28	(468)	64
Applicable income tax (expense) benefit(a)	(49)	(32)	(17)	(6)	86	(18)

Net income (loss)	224	121	61	22	(382)	46

For the three months ended December 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Net interest income (FTE)(a)	$603	$569	$91	$41	($72)	$1,232
Provision for credit losses	(83)	(60)	(15)	—	(4)	(162)

Net interest income after provision for credit losses	520	509	76	41	(76)	1,070
Noninterest income	324	214	74	129	294	1,035
Noninterest expense	(422)	(485)	(123)	(131)	1	(1,160)

Income before income taxes	422	238	27	39	219	945
Applicable income tax expense(a)	(81)	(50)	(6)	(8)	(66)	(211)

Net income	341	188	21	31	153	734

For the three months ended September 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Net interest income (FTE)(a)	$627	$598	$88	$44	($111)	$1,246
Provision for credit losses	(54)	(58)	(14)	—	(8)	(134)

Net interest income after provision for credit losses	573	540	74	44	(119)	1,112
Noninterest income	335	204	96	125	(20)	740
Noninterest expense	(425)	(469)	(114)	(129)	(22)	(1,159)

Income (loss) before income taxes	483	275	56	40	(161)	693
Applicable income tax (expense) benefit(a)	(90)	(58)	(12)	(8)	24	(144)

Net income (loss)	393	217	44	32	(137)	549

For the three months ended June 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$634	$620	$83	$48	($135)	$1,250
(Provision for) benefit from credit losses	(25)	(55)	(7)	—	2	(85)

Net interest income after provision for credit losses	609	565	76	48	(133)	1,165
Noninterest income	301	202	67	118	(28)	660
Noninterest expense	(420)	(467)	(118)	(135)	(103)	(1,243)

Income (loss) before income taxes	490	300	25	31	(264)	582
Applicable income tax (expense) benefit(a)	(95)	(63)	(5)	(7)	41	(129)

Net income (loss)	395	237	20	24	(223)	453

For the three months ended March 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$513	$584	$63	$49	($123)	$1,086
Provision for credit losses	(20)	(52)	(13)	—	(5)	(90)

Net interest income after provision for credit losses	493	532	50	49	(128)	996
Noninterest income	227	183	61	114	516	1,101
Noninterest expense	(356)	(440)	(101)	(130)	(70)	(1,097)

Income before income taxes	364	275	10	33	318	1,000
Applicable income tax expense(a)	(70)	(58)	(2)	(7)	(88)	(225)

Net income	294	217	8	26	230	775

(a)

Includes taxable equivalent adjustments of $4 million, $4 million, $4 million, $5 million and $4 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.